UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 16, 2011

(Date of earliest event reported)

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 19, 2011, E*TRADE Financial Corporation (the “Company”) expects to consummate the issuance and sale of $435,000,000 aggregate principal amount of its 6 3/4 % Senior Notes due 2016 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated May 16, 2011 between the Company and J.P. Morgan Securities LLC, as underwriter (the “Underwriter”). The Notes are to be issued pursuant to an indenture dated as of May 19, 2011 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Company will use the net proceeds from the sale of the Notes to redeem all of its outstanding 7.375% Senior Notes due 2013 (the “2013 Notes”), totaling approximately $414.7 aggregate principal amount, including paying the associated redemption premiums, accrued interest and related fees and expenses.

The offering of the Notes was registered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3, as amended (File No. 333-158636) and a related prospectus supplement, in each case filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 and a copy of the Indenture (including the form of Note filed as Exhibit 4.2) is filed as Exhibit 4.1 to this Current Report on Form 8-K, both of which are incorporated by reference into the Registration Statement. The descriptions of the Underwriting Agreement and the Indenture in this report are summaries and are qualified in their entirety by the terms of the Underwriting Agreement and Indenture, respectively.

The Notes will bear interest at the rate of 6 3/4 % per annum and will mature on June 1, 2016. Interest on the Notes is payable in cash on June 1 and December 1 of each year beginning on December 1, 2011.

The Company may redeem the Notes at its option, in whole, at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the “applicable premium” (as defined in the Indenture) as of, and accrued and unpaid interest to, but not including, the applicable redemption date. Upon a change of control, as defined in the Indenture, where the ratings of the Notes decline in connection with any such change in control, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to but excluding the redemption date.

The Notes are general senior obligations of the Company and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations. The Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. It is expected that on or about June 15, 2011, the Company and certain of its “restricted subsidiaries” (as defined in the Indenture) will grant a security interest in its and these subsidiaries’ assets (consisting primarily of the stock and equity interests in various subsidiaries, accounts receivable and other real and personal property) to secure its 12.5% Springing Lien Notes due 2017 (“Springing Lien Notes”) and 0% Convertible Debentures due 2019 (“Convertible Debentures”). No security interest will be granted to the holders of the Notes.

The Indenture contains several restrictive covenants including, but not limited to the following: (i) limitations on incurrence of additional indebtedness and issuances of preferred stock, (ii) limitations on restricted payments, (iii) limitations on distributions from regulated subsidiaries and restricted subsidiaries, (iv) limitations on the issuance or sale of capital stock of regulated subsidiaries and restricted subsidiaries, (v) limitations on transactions with affiliates, (vi) limitations on asset sales and sale-leaseback transactions, (vii) future subsidiary guarantees and (viii) limitations on liens, subject in each case to certain exceptions.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Company, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 16, 2011 between E*TRADE Financial Corporation and J.P. Morgan Securities LLC

4.1	Indenture, dated as of May 19, 2011 between E*TRADE Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 6 3/4 % Senior Notes due 2016 (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date: May 19, 2011	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 16, 2011 between E*TRADE Financial Corporation and J.P. Morgan Securities LLC

4.1	Indenture, dated as of May 19, 2011 between E*TRADE Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 6 3/4 % Senior Notes due 2016 (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)